Exhibit 99.1

News release

HYZON MOTORS RECEIVES ADDITIONAL STAFF DETERMINATION FROM NASDAQ REGARDING Q1 2023 FORM 10-Q

ROCHESTER, N.Y., – May 23, 2023 – Hyzon Motors Inc. (NASDAQ: HYZN), a global supplier of zero-emission heavy-duty fuel cell electric vehicles, today announced that on May 17, 2023 it received a Second Additional Staff Determination from the Listing Qualifications Staff of the Nasdaq Stock Market LLC stating that because the Company has not yet filed its Form 10-Q for the period ended March 31, 2023, the Company does not comply with Nasdaq’s Listing Rules for continued listing. Hyzon has been requested by the Staff to present its views with respect to this additional deficiency to the Nasdaq Hearings Panel in writing no later than May 24, 2023. In view of the Hearings Panel’s decision granting the Company’s request for extension to file the Q1 2023 Form 10-Q by June 7, 2023, the Company intends to respond to the Second Additional Staff Determination by May 24, 2023 to present the Company’s views with respect to this additional deficiency.

As previously noted on May 5, 2023, Hyzon notified the Hearings Panel that the Company would need to seek a filing extension for its outstanding financial statements. This extension allows Hyzon to work with its auditors, KPMG LLP, to complete the annual audit of the Company’s financial statements for the year ended December 31, 2022, and also to file the Quarterly Report on Form 10-Q for the quarter ended March 31, 2023, by June 7, 2023. On May 10, 2023, the Hearings Panel granted the Company’s requested extensions, providing the Company until May 31, 2023 to file the 2022 Form 10-K, and until June 7, 2023 to file the Q1 2023 Form 10-Q.

On May 16, 2023, the Company filed Form 12b-25 (Notification of Late Filing) to report that it will not file the Q1 2023 Form 10-Q by the extended filing date pursuant to Rule 12b-25. The Company reported that, as previously reported in the Company’s Current Report on Form 8-K filed with the SEC on May 11, 2023, the Company plans to file the Q1 2023 Form 10-Q on or before June 7, 2023. Hyzon is working diligently to file its 2022 Form 10-K and Q1 2023 Form 10-Q as soon as practicable.

About Hyzon Motors

Hyzon is a global supplier of fuel cell electric mobility, with US operations in the Rochester, Chicago and Detroit areas, and international operations in the Netherlands, Australia, and China. Hyzon is an energy transition accelerator and technology innovator, providing end-to-end solutions in the transport sector with a focus on commercial vehicles and hydrogen supply infrastructure. Utilizing its proven and proprietary hydrogen fuel cell technology, Hyzon aims to supply zero-emission heavy duty trucks to customers in North America, Europe and around the world to mitigate emissions from diesel transportation - one of the single largest sources of carbon emissions globally. The Company is contributing to the adoption of fuel cell electric vehicles through its demonstrated technology advantage, fuel cell performance and history of rapid innovation. Visit www.hyzonmotors.com.

Accelerating the
Energy Transition	hyzonmotors.com

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, are forward-looking statements. When used in this press release, the words "aims", “could,” “should,” “will,” “may,” “believe,” “anticipate,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, Hyzon disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release. Hyzon cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond the control of Hyzon, including risks and uncertainties described in the “Risk Factors” section of Hyzon’s Annual Report on Form 10-K/A for the year ended December 31, 2021 filed with the U.S. Securities and Exchange Commission (the “SEC”) on March 14, 2023, and other documents filed by Hyzon from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Hyzon gives no assurances that Hyzon will achieve its expectations.

Media contacts:
hyzon@kivvit.com

For investors:
ir@hyzonmotors.com

Accelerating the
Energy Transition	hyzonmotors.com